EXHIBIT (8h)(i)

PARTICIPATION AGREEMENT

AMENDMENT NO. 5

This Agreement, made and entered into as of the 30th day of April, 2001 and amended on September 1, 2001, April 1, 2002, August 5, 2002 and December 31, 2002 (the "Agreement") by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, an insurance company organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company") on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation, is hereby amended as follows:

1. Schedule A and Schedule B are hereby deleted in their entirety and replaced with the following:

Schedule A

Separate Accounts and Associated Contracts

Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:
Name of Separate Account and	Form Number and Name of Contract
Date Established by Board of Directors	Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F	Futurity II Variable and Fixed Annuity Contract
July 13, 1989	RP-GR-CONT-98-1
RP-IND-MVA-98-1

Futurity III Variable and Fixed Annuity Contract
RCH-IND-MVA-00-1
RCH-GR-CERT-00-1
RCH-INDMVAPR-00-1
RCH-GRCERT-PR-00-1

Futurity Focus II Variable and Fixed Annuity Contract
FII-IND-MVA-00-1
FII-GR-CERT-00-1
FII-IND-MVAPR-00-1
FII-GR-CERTPR-00-1

Name of Separate Account and	Form Number and Name of Contract
Date Established by Board of Directors	Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F	Futurity Accolade Variable and Fixed Annuity
July 13, 1989	Contract
FA-IND-MVA-99-1
FA-GR-CERT-99-1
FA-IND-MVAPR-99-1
FA-GR-CERTPR-99-1

Futurity Select Four Variable and Fixed
Annuity Contract
RFF-IND-MVA-00-1
RFF-GR-CERT-00-1
RFF-INDMVAPR-00-1
RFF-GRCERT-PR-00-1

Futurity Select Four Plus Variable and Fixed
Annuity Contract
RFFII-IND-MVA-02
RFFII-IND-MVAPR-0
RFII-GR-CERT-02
RFII-GR-CERTPR-02

Futurity Select Seven Variable and Fixed
Annuity Contract
RCHII-IND-MVA-02

Futurity Select Freedom Variable and Fixed
Annuity Contract
FIIII-IND-MVA-02

Futurity Select Incentive Variable and Fixed
Annuity Contract
FAII-IND-MVA-02

All-Star Variable and Fixed Annuity Contract
RFFII-IND-MVA-02
RFFII-IND-MVAPR-0
RFII-GR-CERT-02
RFII-GR-CERTPR-02

All-Star Traditions Variable and Fixed
Annuity Contract
RCHII-IND-MVA-02

All-Star Freedom Variable and Fixed
Annuity Contract
FIIII-IND-MVA-02

All-Star Extra Variable and Fixed Annuity Contract
FAII-IND-MVA-02

Name of Separate Account and	Form Number and Name of Contract
Date Established by Board of Directors	Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account G	Sun Life Corporate Variable Universal Life Insurance
July 25, 1996	Policies
VUL-COLI-97

Futurity Corporate Variable Universal Life Insurance
Policies
VUL-COLI-97

Sun Life (N.Y.) Variable Account C	Futurity Accolade NY Variable and Fixed Annuity
October 18, 1985	Contract

Sun Life (N.Y.) KBL Variable Account A	Keyport Vista Variable Annuity Contract
February 6, 1998	DVA(1)/CERT(NY) and DVA(1)(NY)

Keyport Charter Variable Annuity Contract
DVA(1)/CERT(NY) and DVA(1)(NY)

Keyport Latitude Variable Annuity Contract
BVA(1)/CERT(NY) and BVA(1)(NY)

Sun Life (U.S.) Keyport Variable Account A	Keyport Vista Variable Annuity Contract
January 30, 1996	DVA(1)/CERT, DVA(1)/IND and DVA(1)

Keyport Charter Variable Annuity Contract
DVA(1)/CERT, DVA(1)/IND and DVA(1)

Keyport Latitude Variable Annuity Contract
BVA(1)/CERT, BVA(1)/IND and BVA(1)

Rydex Annuity Variable Annuity Contract
DVA(2)/RY

Schedule B

Available Funds of the Trust

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

    Financial Services
    Health Care
    Nova
    OTC
    Ursa Fund
    Arktos Fund
    Large-Cap Europe Fund
    Large-Cap Japan Fund
    Banking Fund
    Basic Materials Fund
    Biotechnology Fund
    Consumer Products Fund
    Electronics Fund
    Energy Fund
    Energy Services Fund
    Internet Fund
    Juno Fund
    Leisure Fund
    Medius Fund
    Mekros Fund
    Precious Metals Fund
    Real Estate Fund
    Retailing Fund
    Technology Fund
    Telecommunications Fund
    Titan 500 Fund
    Transportation Fund
    Utilities Fund
    U.S. Government Bond Fund
    U.S. Government Money Market Fund
    Velocity 100 Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 31, 2003.
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:	_________________________________________
For the President

Name: Philip K. Polkinghorn
Title: Vice President, Annuities Division

By:	_________________________________________
For the Secretary

Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	_________________________________________
For the President

Name: Philip K. Polkinghorn
Title: Vice President, Annuities

By:	_________________________________________
For the Secretary

Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

RYDEX VARIABLE TRUST

By:	_________________________________________
Name:
Title:

RYDEX DISTRIBUTORS, INC.

By:	_________________________________________
Name:
Title: